Exhibit 10.1

EXECUTION VERSION

CYPRESS SEMICONDUCTOR CORPORATION

(a Delaware corporation)

$130,000,000

2.00% Convertible Senior Notes due 2023

PURCHASE AGREEMENT

Dated:  November 1, 2017

CYPRESS SEMICONDUCTOR CORPORATION

(a Delaware corporation)

$130,000,000

2.00% Convertible Senior Notes due 2023

PURCHASE AGREEMENT

November 1, 2017

Barclays Capital Inc.,

as Initial Purchaser

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

Cypress Semiconductor Corporation, a Delaware corporation (the “Company”), confirms its agreement with Barclays Capital Inc. (the “Initial Purchaser”), with respect to (i) the sale by the Company and the purchase by the Initial Purchaser, of $130,000,000 aggregate principal amount of the Company’s 2.00% Convertible Senior Notes due 2023 (the “Initial Securities”) and (ii) the grant by the Company to the Initial Purchaser of the option to purchase all or any part of an additional $20,000,000 aggregate principal amount of its 2.00% Convertible Senior Notes due 2023 (the “Option Securities” and, together with the Initial Securities, the “Securities”) to cover overallotments.  The Securities are to be issued pursuant to an indenture to be dated as of November 6, 2017 (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”).  The Securities will be convertible into cash, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) or a combination thereof, as set forth, and subject to the limitations contained, in the Indenture.

The Company understands that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered.  The Securities are to be offered and sold through the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemptions therefrom.  Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the 1933 Act (the “1933 Act Regulations”) by the Securities and Exchange Commission (the “Commission”)).

The Company has prepared and delivered to the Initial Purchaser copies of a preliminary offering memorandum dated November 1, 2017 prior to the Applicable Time (as defined below) (the “Preliminary

Offering Memorandum”) and has prepared and will deliver to the Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated November 1, 2017 (the “Final Offering Memorandum”), each for use by the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities.  “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchaser, in the case of the Preliminary Offering Memorandum prior to the Applicable Time, in connection with its solicitation of purchases of, or offering of, the Securities.   The Company will prepare a final term sheet reflecting the final terms of the Securities, in the form set forth in Schedule B hereto (the “Final Term Sheet”), and will deliver such Final Term Sheet to the Initial Purchaser prior to the Applicable Time in connection with its solicitation of purchases of, or offering of, the Securities. Each party agrees that, unless it obtains the prior written consent of the other party, it will not make any offer relating to the Securities by any written materials other than the Offering Memorandum and the Issuer Written Information. “Issuer Written Information” means (i) any writing intended for general distribution to investors as evidenced by its being specified in Schedule C hereto, including the Final Term Sheet, and (ii) any “road show” that is a “written communication” within the meaning of the 1933 Act.  “General Disclosure Package” means the Preliminary Offering Memorandum and any Issuer Written Information specified on Schedule C hereto and issued at or prior to 4:40 P.M., New York City time, on November 1, 2017 or such other time as agreed by the Company and the Initial Purchaser (such date and time, the “Applicable Time”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Offering Memorandum.

SECTION 1.         Representations and Warranties.

(a)           Representations and Warranties by the Company.  The Company represents and warrants to the Initial Purchaser as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with the Initial Purchaser, as follows:

(i)            General Disclosure Package; Rule 144A Eligibility.  The Company hereby confirms that it has authorized the use of the General Disclosure Package, including the Preliminary Offering Memorandum and the Final Term Sheet, and the Final Offering Memorandum in connection with the offer and sale of the Securities by the Initial Purchaser.  The Securities satisfy the requirements set forth in Rule 144A(d)(3).

(ii)           No Registration Required; No General Solicitation.  Subject to compliance by the Initial Purchaser with the representations and warranties of the Initial Purchaser and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the offered Securities to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by this Agreement, the General Disclosure Package and the Final Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “1939 Act”).  None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchaser and persons acting on its behalf, as to whom the Company makes no representation) has engaged, in connection with the offering of the offered Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act Regulations.

(iii)          Accurate Disclosure.  As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any Issuer Written Information, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Final Offering Memorandum, as of its date, at the Closing Time or at any Date of Delivery, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference in the General Disclosure Package and the Final Offering Memorandum, when such documents incorporated by reference were filed with the Commission, when read together with the other information in the General Disclosure Package or the Final Offering Memorandum, as the case may be, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the General Disclosure Package or the Final Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Plan of Distribution—Price Stabilization, Short Positions” (collectively, the “Initial Purchaser Information”).

(iv)          Incorporation of Documents by Reference.  The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(v)           Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Offering Memorandum are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(vi)          Financial Statements; Non-GAAP Financial Measures.  The financial statements included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved subject, in the case of unaudited financial statements, to the absence of footnotes and to normal year-end audit adjustments.  The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Offering Memorandum present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  All disclosures contained in the General Disclosure Package or the

Final Offering Memorandum, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii)         No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the General Disclosure Package or the Final Offering Memorandum, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

(viii)        Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ix)          Good Standing of Subsidiaries. Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Final Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.  Except as otherwise disclosed in the General Disclosure Package and the Final Offering Memorandum, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.  The Company does not own or control, directly or indirectly, any Subsidiary other than the Subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2017.

(x)           Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the General Disclosure Package and the Final Offering Memorandum in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Final Offering

Memorandum or pursuant to the exercise of convertible securities or options referred to in the General Disclosure Package and the Final Offering Memorandum).

(xi)          Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xii)         Authorization of the Indenture.  The Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, including the principles of good faith, commercial reasonableness and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xiii)        Authorization of the Securities and the Maximum Number of Underlying Shares.  The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, including the principles of good faith, commercial reasonableness and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.  The maximum number of shares of Common Stock initially issuable upon conversion of the Securities (including the maximum number of shares of Common Stock that may be issued upon conversion of the Securities in connection with a Make-Whole Fundamental Change (as such term is defined in the Indenture), and assuming the Company elects to issue and deliver solely shares of Common Stock in respect of all such conversions) (the “Maximum Number of Underlying Shares”) have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such Maximum Number of Underlying Shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such Maximum Number of Underlying Shares will be subject to personal liability by reason of being such a holder; and the issuance of such Maximum Number of Underlying Shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

(xiv)        Description of the Securities, the Common Stock and the Indenture.  The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the General Disclosure Package and the Final Offering Memorandum.  The Common Stock conforms to all statements relating thereto contained or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum and such description conforms to the rights set forth in the instruments defining the same.

(xv)         Absence of Violations, Defaults and Conflicts.  Neither the Company nor any of its Subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and therein and in the General Disclosure Package and the Final Offering Memorandum (including the issuance and sale of the Securities and the Maximum Number of Underlying Shares issuable upon conversion of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvi)        Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xvii)       Absence of Proceedings.  Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated by this Agreement, the Indenture and the Securities or the performance by the Company of its obligations hereunder or thereunder.

(xviii)      Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations under this Agreement or, in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery and performance of the Indenture and the Securities (including, without limitation, the issuance and delivery of the Securities and the Maximum Number of Underlying Shares issuable upon conversion of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”), except such as have been already obtained or such as may be required under the Blue Sky or similar laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchaser in the manner contemplated by this Agreement and in the Offering Memorandum and the rules and regulations of the NASDAQ Global Select Market.

(xix)        Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect.  The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xx)         Title to Property.  The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the General Disclosure Package and the Final Offering Memorandum or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Final Offering Memorandum, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxi)        Possession of Intellectual Property.  The Company and its subsidiaries own or possess adequate rights to use, or can acquire on commercially reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) material to the conduct of its business as currently conducted.  Neither the Company nor any of its subsidiaries has received any notice in writing or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxii)                    Environmental Laws.  Except as described in the General Disclosure Package and the Final Offering Memorandum or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity under Environmental Laws now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would be reasonably expected to result in the Company or any of its subsidiaries incurring liabilities in excess of $100,000.

(xxiii)                 Accounting Controls and Disclosure Controls.  The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance in all material respects with the Commission’s rules and guidelines applicable thereto. Except as described in the General Disclosure Package and the Final Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the

Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxiv)                Compliance with the Sarbanes-Oxley Act.  There is and, in the last five years, has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxv)                   Payment of Taxes.  All material United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2016 have been settled and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company, except, in each case, insofar as the failure to file such returns would not result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that was described in the General Disclosure Package and the Final Offering Memorandum or would not result in a Material Adverse Effect.

(xxvi)                Insurance.  The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxvii)             Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Final Offering Memorandum will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxviii)          Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes a violation of Regulation M under the 1934 Act.

(xxix)                Foreign Corrupt Practices Act.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its controlled affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxx)                   Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxi)                OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or  representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or, to the Company’s knowledge, the target of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of comprehensive Sanctions, which, for clarity currently consists of Iran, North Korea, Syria, and the Crimea Region of Ukraine; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of  Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxii)             Lending Relationship.  Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Initial Purchaser and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of the Initial Purchaser.

(xxxiii)          Statistical and Market-Related Data.  Any statistical and market-related data included in the General Disclosure Package or the Final Offering Memorandum are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(b)                                 Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Initial Purchaser shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

SECTION 2.                            Sale and Delivery to Initial Purchaser; Closing.

(a)                                 Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, at the price set forth in Schedule A, the aggregate principal amount of Initial Securities set forth in Schedule A.

(b)                                 Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchaser to purchase the Option Securities, at the price set forth in Schedule A.  The option hereby granted may be exercised in whole or in part from time to time only for the purpose of covering overallotments upon notice by the Initial Purchaser to the Company setting forth the amount of Option Securities as to which the Initial Purchaser is then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall occur within a period of 30 days beginning on, and including, the date the Initial securities are first issued, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.

(c)                                  Payment.  Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchaser and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Initial Purchaser, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, on each Date of Delivery as specified in the notice from the Initial Purchaser to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Initial Purchaser of certificates or security entitlements for the Securities to be purchased by it.

SECTION 3.                            Covenants of the Company.  The Company covenants with the Initial Purchaser as follows:

(a)                                 Delivery of Offering Memorandum.  The Company has delivered to the Initial Purchaser, without charge, as many copies of the Preliminary Offering Memorandum (as amended or supplemented)

thereto and documents incorporated by reference therein as the Initial Purchaser reasonably requested, and the Company hereby consents to the use of such copies.  The Company will furnish to the Initial Purchaser, without charge, such number of copies of the Final Offering Memorandum thereto and documents incorporated by reference therein as the Initial Purchaser may reasonably request.

(b)                                 Notice and Effect of Material Events.   If at any time prior to the completion of resales of the Securities by the Initial Purchaser, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchaser or for the Company, to amend or supplement the General Disclosure Package or the Final Offering Memorandum in order that the General Disclosure Package or the Final Offering Memorandum, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, the Company will promptly (A) give the Initial Purchaser notice of such event and (B) prepare any amendment or supplement as may be necessary to correct such statement or omission and, a reasonable amount of time prior to any proposed use or distribution, furnish the Initial Purchaser with copies of any such amendment or supplement; provided that the Company shall not use or distribute any such amendment or supplement to which the Initial Purchaser or counsel for the Initial Purchaser shall object.  The Company will furnish to the Initial Purchaser such number of copies of such amendment or supplement as the Initial Purchaser may reasonably request.

(c)                                  Reporting Requirements.  Until the completion of resales of the Securities by the Initial Purchaser, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.  The Company has given the Initial Purchaser notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Initial Purchaser notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Initial Purchaser with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Initial Purchaser or counsel for the Initial Purchaser shall reasonably object except as reasonably required by recommendation of counsel for the Company.

(d)                                 Blue Sky Qualifications.  The Company will use its commercially reasonable efforts, in cooperation with the Initial Purchaser, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Initial Purchaser may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e)                                  Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Final Offering Memorandum under “Use of Proceeds.”

(f)                                   DTCC.  The Company will cooperate with the Initial Purchaser and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of The Depository Trust & Clearing Corporation (“DTCC”).

(g)                                  Listing.  The Company will use its commercially reasonable efforts to effect and maintain the listing of a number of shares of Common Stock equal to the Maximum Number of Underlying Shares on the Nasdaq Global Select Market.

(h)                                 Restriction on Sale of Securities.  During a period of 60 days from the date of the Final Offering Memorandum, the Company will not, without the prior written consent of the Initial Purchaser, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder and any shares of Common Stock issued upon conversion of the Securities, (B) any shares of Common Stock issued by the Company in connection with an exchange of 2.00% Senior Exchangeable Notes due 2020 issued by Spansion LLC, a wholly-owned subsidiary of the Company, (C) any shares of Common Stock issued by the Company upon the exercise of an option or warrant, the vesting or any settlement of any restricted stock unit or the conversion of a security outstanding on the date hereof and referred to in the General Disclosure Package and the Final Offering Memorandum, (D) any shares of Common Stock issued or options to purchase Common Stock or restricted stock granted pursuant to existing employee benefit plans of the Company referred to in the General Disclosure Package and the Final Offering Memorandum or (E) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the General Disclosure Package and the Final Offering Memorandum.

(i)                                     Reservation.  The Company will reserve and keep available at all times, free of preemptive rights, a number of shares of Common Stock equal to the Maximum Number of Underlying Shares.

SECTION 4.                            Payment of Expenses.

(a)                                 Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) preparation, issuance and delivery of the Securities to the Initial Purchaser and the Maximum Number of Underlying Shares issuable upon conversion thereof and any charges of DTCC in connection therewith, (ii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iii) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (iv) the preparation, printing and delivery to the Initial Purchaser of copies of each Preliminary Offering Memorandum, any Issuer Written Information, the Final Term Sheet and the Final Offering Memorandum and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Initial Purchaser to investors, (v) all fees and expenses of the Trustee and any expenses of any transfer agent or registrar for the Securities or the Maximum Number of Underlying Shares issuable upon conversion of the Securities, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (vii) the fees and expenses incurred in connection with the listing of the Maximum Number of Underlying Shares issuable upon conversion of the Securities on the Nasdaq Global Select Market and (viii) the actual costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) customarily associated with the reforming of any contracts for sale of the

Securities made by the Initial Purchaser and/or unwinding any trade in connection with the Securities caused by a breach of the representation contained in the first sentence of Section 1(a)(iii) or the failure to meet any condition contained in Section 5.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Initial Purchaser in accordance with the provisions of Section 5, Section 10(a)(i) or (iii) hereof, the Company shall reimburse the Initial Purchaser for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchaser.

SECTION 5.                            Conditions of Initial Purchaser’s Obligations.  The obligations of the Initial Purchaser hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Opinion of Counsel for Company.  At the Closing Time, the Initial Purchaser shall have received the opinion, dated the Closing Time, of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchaser, together with signed or reproduced copies of such letter for the Initial Purchaser to the effect set forth in Exhibit A hereto.

(b)                                 Opinions of Counsel for Initial Purchaser.  At the Closing Time, the Initial Purchaser shall have received the opinion, dated the Closing Time, of Weil, Gotshal & Manges LLP, counsel for the Initial Purchaser, together with signed or reproduced copies of such letter for the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Initial Purchaser.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c)                                  Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Final Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchaser shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(d)                                 Chief Financial Officer’s Certificate. At the time of execution of this Agreement and at the Closing Time, the Initial Purchaser shall have received a certificate, dated the respective dates of delivery thereof and addressed to the Initial Purchaser, of the chief financial officer of the Company with respect to certain financial data contained in the Offering Memorandum, in form and substance satisfactory to the Initial Purchaser.

(e)                                  Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Initial Purchaser shall have received from PricewaterhouseCoopers LLP a letter, dated such date, in form and substance satisfactory to the Initial Purchaser, together with signed or reproduced copies of such letter for the Initial Purchaser containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum.

(f)                                   Bring-down Comfort Letter.  At the Closing Time, the Initial Purchaser shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)                            Approval of Listing.  At the Closing Time, a number of shares of Common Stock equal to the Maximum Number of Underlying Shares shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance.

(h)                           Lock-up Agreements.  At the date of this Agreement, the Initial Purchaser shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto.

(i)                               Maintenance of Rating.  Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)                                    Conditions to Purchase of Option Securities.  In the event that the Initial Purchaser exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Initial Purchaser shall have received:

(i)                                     Officers’ Certificate.  A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

(ii)                                  Chief Financial Officer’s Certificate.  If requested by the Initial Purchaser, a certificate, dated such Date of Delivery, of the chief financial officer of the Company, to the same effect as the certificate required by Section 5(d) hereof.

(iii)                               Opinion of Counsel for Company.  If requested by the Initial Purchaser, the opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchaser, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(a) hereof.

(iv)                              Opinions of Counsel for Initial Purchaser.  If requested by the Initial Purchaser, the opinion of Weil, Gotshal & Manges LLP, counsel for the Initial Purchaser, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(v)           Bring-down Comfort Letter.  If requested by the Initial Purchaser, a letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Initial Purchaser and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Initial Purchaser pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(k)           Additional Documents.  At the Closing Time and at each Date of Delivery (if any), counsel for the Initial Purchaser shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.

(l)            Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Initial Purchaser to purchase the relevant Option Securities, may be terminated by the Initial Purchaser by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8, 9, 14, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6.         Subsequent Offers and Resales of the Securities.

(a)   Offer and Sale Procedures.  The Initial Purchaser and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(i)            Offers and Sales.  Offers and sales of the Securities shall be made to such persons and in such manner as is contemplated by the Offering Memorandum.  The Initial Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions.  The Company has not entered into any contractual arrangement, other than this Agreement, with respect to the distribution of the Securities or any Common Stock issuable upon conversion of the Securities and the Company will not enter into any such arrangement except as contemplated thereby.

(ii)           No General Solicitation.  No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act Regulations) will be used in the United States in connection with the offering or sale of the Securities.

(iii)          Legends.  Each of the Securities will bear, to the extent applicable, the legend contained in “Notice to Investors” in the General Disclosure Package and the Final Offering Memorandum for the time period and upon the other terms stated therein.

(iv)          Minimum Principal Amount.  No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount.  If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Securities.

(b)   Covenants of the Company.  The Company covenants with the Initial Purchaser as follows:

(i)            Integration.  The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act Regulations, such offer or sale would render invalid (for the purpose of (i) the sale of the offered Securities by the Company to the Initial Purchaser, (ii) the resale of the offered Securities by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the offered Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

(ii)           Rule 144A Information.  The Company agrees that so long as any of the Securities or the Conversion Shares constitute “restricted securities” within the meaning of Rule 144A(a)(3), in order to render the offered Securities eligible for resale pursuant to Rule 144A, it will make available, upon request, to any holder of offered Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

(iii)          Restriction on Repurchases.  Until the expiration of one year after the last original issuance of the offered Securities, the Company will not, and will cause its Affiliates not to, resell any offered Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3)), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions).

(c)           Representations, Warranties and Agreements of the Initial Purchaser.  The Initial Purchaser represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer and an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act Regulations. The Initial Purchaser understands that the offered Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act.  The Initial Purchaser represents and agrees that it has not offered or sold, and will not offer or sell, any offered Securities constituting part of its allotment within the United States except in accordance with Rule 144A or another applicable exemption from the registration requirements of the 1933 Act.  Accordingly, neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.  The Initial Purchaser will take reasonable steps to inform, and cause each of its affiliates (as such term is defined in Rule 501(b) under the 1933 Act Regulations (each, an “Affiliate”)) to take reasonable steps to inform, persons acquiring Securities from the Initial Purchaser or Affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified

Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

SECTION 7.         Indemnification.

(a)           Indemnification of Initial Purchaser.  The Company agrees to indemnify and hold harmless the Initial Purchaser, its Affiliates, its selling agents and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Offering Memorandum, the Final Offering Memorandum, the information contained in the Final Term Sheet, any Issuer Written Information or any other information used by or on behalf of the Company in connection with the offer or sale of the Securities (or any amendment or supplement to the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company;

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Initial Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Offering Memorandum, the Final Offering Memorandum or the information contained in the Final Term Sheet (or any amendment or supplement to the foregoing) in reliance upon and in conformity with the Initial Purchaser Information.

(b)           Indemnification of Company, Directors and Officers.  The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Preliminary Offering Memorandum, the Final Offering Memorandum or the information contained in the Final Term Sheet (or any amendment or supplement to the foregoing) in reliance upon and in conformity with the Initial Purchaser Information.

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Initial Purchaser, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8.         Contribution.  If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Initial Purchaser, on the other hand, bear to the aggregate initial offering price of the Securities as set forth on the cover of the Final Offering Memorandum.

The relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Initial Purchaser’s Affiliates and selling agents shall have the same rights to contribution as the Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 9.         Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Initial Purchaser or its Affiliates or selling agents, any person controlling the Initial Purchaser, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 10.       Termination of Agreement.

(a)           Termination.  The Initial Purchaser may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Initial Purchaser, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Final Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8, 9, 14, 15,16 and 17 shall survive such termination and remain in full force and effect.

SECTION 11.       Reserved.

SECTION 12.       Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Initial Purchaser shall be directed to Barclays Capital Inc. at 745 Seventh Ave., New York, New York 10019, attention of Syndicate Registration (facsimile: (212) 519-1921); notices to the Company shall be directed to it at 198 Champion Court, San Jose, California 95134, attention of Thad Trent, Executive Vice President Finance and Administration and Chief Financial Officer.

SECTION 13.       No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchaser, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, the Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) the Initial Purchaser has not assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising the Company or any of its subsidiaries on other matters) and the Initial Purchaser does not have any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Initial Purchaser and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.       Parties.  This Agreement shall each inure to the benefit of and be binding upon the Initial Purchaser and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchaser and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.       Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Initial Purchaser hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.       GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.       Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18.       TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20.       Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21.       Xtract Research LLC.  The Company hereby agrees that the Initial Purchaser may provide copies of the Preliminary Offering Memorandum and the Final Offering Memorandum relating to the offering of the Securities and any other agreements or documents relating thereto, including, without limitation, any trust indentures, to Xtract Research LLC (“Xtract”) following the completion of the offering for inclusion in an online research service sponsored by Xtract, access to which is restricted to “qualified institutional buyers” as defined in Rule 144A under the 1933 Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchaser and the Company in accordance with its terms.

Very truly yours,

CYPRESS SEMICONDUCTOR CORPORATION

By:	/s/ Thad Trent
Name: Thad Trent
Title: Executive Vice President, Finance and Administration and Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

BARCLAYS CAPITAL INC.

By:	/s/ Rajib Imteaz
Name: Syed Rajib Imteaz
Title: Managing Director

As Initial Purchaser.

SCHEDULE A

The initial offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

The purchase price to be paid by the Initial Purchaser for the Securities shall be 97% of the principal amount thereof.

The interest rate on the Securities shall be 2.00% per annum.

The aggregate principal amount of Initial Securities shall be $130,000,000.

Sch A-1

SCHEDULE B

Final Term Sheet

PRICING TERM SHEET	STRICTLY CONFIDENTIAL

DATED NOVEMBER 1, 2017

CYPRESS SEMICONDUCTOR CORPORATION

$130,000,000

2.00% CONVERTIBLE SENIOR NOTES DUE 2023

The information in this pricing term sheet supplements Cypress Semiconductor Corporation’s preliminary offering memorandum, dated November 1, 2017 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including all documents incorporated by reference therein. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	Cypress Semiconductor Corporation, a Delaware corporation.

Ticker/Exchange for Issuer’s

Common Stock:	“CY”/The NASDAQ Global Select Market.

Notes:	2.00% Convertible Senior Notes due 2023 (the “Notes”).

Principal Amount:	$130,000,000 aggregate principal amount (plus up to an additional

$20,000,000 principal amount if the initial purchaser exercises its over- allotment option to purchase additional Notes in full).

Minimum Denominations:	$1,000 and multiples of $1,000 in excess thereof.
Maturity:	February 1, 2023, unless earlier repurchased or converted.

Interest Rate:	2.00% per year.
Interest Payment Dates:	Interest will accrue from November 6, 2017 and will be payable semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2018.

Sch B-1

Interest Record Dates:	January 15 and July 15 of each year, immediately preceding any

February 1 and August 1 interest payment date, as the case may be.

Offering Price:	100% plus accrued interest, if any, from the Settlement Date.

Trade Date:	November 2, 2017.
Settlement Date:	November 6, 2017 (T+2).

Last Reported Sale Price of Issuer’s
Common Stock on November 1, 2017:	$15.57 per share.

Initial Conversion Rate:	46.7099 shares of common stock per $1,000 principal amount of Notes.

Initial Conversion Price:	Approximately $21.41 per share of common stock.

Conversion Premium:	Approximately 37.50% above the Last Reported Sale Price of Issuer’s

Common Stock on November 1, 2017.

Sole Book-Running Manager:	Barclays Capital Inc.
CUSIP Number (144A):	232806 AN9
ISIN (144A):	US232806AN99

Use of Proceeds:	Issuer estimates that the net proceeds from the offering, after deducting estimated offering fees and expenses, will be approximately $126 million.

Concurrently with this offering, in separate privately negotiated transactions, Issuer expects to enter into agreements with certain holders of the outstanding 2020 Notes, to exchange (the “Exchanges”) approximately $128.0 million in aggregate principal amount of 2020 Notes for cash for the aggregate principal amount of such exchanged 2020 Notes (plus accrued and unpaid interest thereon) and shares of its common stock. In connection with the Exchanges, Issuer expects to pay approximately $129.7 million in cash and estimates that it will issue approximately 17.0 million shares of its common stock. Issuer intends to use the net proceeds of this offering, together with cash on hand, to pay the cash consideration of the Exchanges. The Exchanges are expected to settle on or about November 16, 2017 and are conditioned on the closing of the offering of the Notes. However, the offering of Notes is not conditioned on the consummation of any Exchanges.

If the over-allotment option granted to the initial purchaser is exercised with respect to additional Notes, Issuer may use a portion of such net proceeds to enter into additional privately negotiated exchanges with holders of the 2020 Notes. Issuer intends to use any remaining proceeds for general corporate purposes.

Sch B-2

Pending these uses, Issuer intends to invest the net proceeds in investment grade, short-term fixed income instruments which include corporate, financial institution, federal agency or U.S. government obligations. Accordingly, Issuer will retain broad discretion over the use of these proceeds.

Adjustment to Shares Delivered
upon Conversion upon a Make
whole Fundamental Change:

If a “make-whole fundamental change” (as defined in the Preliminary Offering Memorandum) occurs at any time prior to the maturity date and a holder elects to convert its Notes in connection with such make-whole fundamental change, the conversion rate for any Notes so converted will, under certain circumstances and for a limited period of time, be increased by a number of additional shares of common stock, as described under “Description of Notes—Adjustment to Shares Delivered upon Conversion upon a Make-whole Fundamental Change” in the Preliminary Offering Memorandum.

The following table sets forth the number of additional shares of Issuer’s common stock to be received per each $1,000 principal amount of Notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$15.57	$18.00	$20.00	$21.41	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00
November 6, 2017	17.5161	12.4456	9.5081	7.9037	4.9951	2.6657	1.4005	0.6969	0.3086	0.1060	0.0164	0.0000
February 1, 2018	17.5161	12.3902	9.4388	7.8291	4.9188	2.6005	1.3507	0.6610	0.2821	0.0872	0.0080	0.0000
February 1, 2019	17.5161	12.2052	9.1613	7.5160	4.5792	2.3036	1.1238	0.5026	0.1835	0.0392	0.0000	0.0000
February 1, 2020	17.5161	11.9079	8.7440	7.0542	4.0983	1.9045	0.8368	0.3178	0.0836	0.0041	0.0000	0.0000
February 1, 2021	17.5161	11.3692	8.0421	6.2999	3.3582	1.3409	0.4716	0.1179	0.0075	0.0000	0.0000	0.0000
February 1, 2022	17.5161	10.3420	6.7319	4.9187	2.1040	0.5376	0.0807	0.0000	0.0000	0.0000	0.0000	0.0000
February 1, 2023	17.5161	8.8457	3.2901	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case

•                  If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•                  If the stock price is greater than $60.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•                If the stock price is less than $15.57 per share (subject to adjustment in the same manner as the stock

Sch B-3

prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of Notes exceed 64.2260 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

This communication is intended for the sole use of the person to whom it is provided by the sender. This material  is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Notes or the offering thereof. This communication does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any jurisdiction to any person to whom it is unlawful to make such  offer or solicitation in such jurisdiction.

The Notes and any shares of common stock issuable upon conversion of the Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not  subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchaser is initially offering the Notes only to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the  Securities Act.

The Notes and shares of common stock issuable upon conversion of the Notes are not transferable except in accordance with the restrictions described under “Transfer Restrictions” in the Preliminary Offering Memorandum.

A copy of the Preliminary Offering Memorandum for the offering of the Notes may be obtained by contacting Barclays Capital Inc. by telephone at 1-888-603-5847.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system

Sce B-4

SCHEDULE C

Issuer Written Information

Final Term Sheet in the form set forth on Schedule B

Sch C-1

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Thad Trent

Dana C. Nazarian

Hassane El-Khoury

W. Steve Albrecht

Catherine P. Lego

Camillo Martino

J. Daniel McCranie

Jeffrey J. Owens

O. C. Kwon

Michael S. Wishart

Sch D-1

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

1.                                The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware and is in good standing under such laws.  The Company has requisite corporate power to own or lease its properties and carry on its business, as described in the Final Offering Memorandum.  The Company is qualified to do business and is in good standing as a foreign corporation in the State of California.

2.                                The execution and delivery of the Operative Documents have been duly authorized by all necessary corporate action on the part of the Company, and the Company has the corporate power to execute and deliver the Operative Documents and to perform its obligations under the terms of the Operative Documents.

3.                                The Purchase Agreement has been duly executed and delivered by the Company.

4.                                The authorized capital stock of the Company is as set forth in the Final Offering Memorandum under the caption “Description of Capital Stock.”

5.                                The Securities being issued on the date hereof are in the form contemplated in the Indenture and have been duly authorized by all necessary corporate action of the Company and have been duly executed by the Company and when authenticated by the Trustee in accordance with the terms of the Indenture (which authentication we have not determined by inspection of the Securities) and issued and delivered to the Initial Purchaser against payment of the purchase price therefor specified in the Purchase Agreement, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.                                The Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Indenture has been duly executed and delivered by the Company and the Indenture constitutes a valid and binding instrument, enforceable against the Company in accordance with its terms.

7.                                The shares of Common Stock initially issuable upon conversion of the Securities (assuming full physical settlement of the Securities and including shares of Common Stock issuable with respect to any Make-Whole Fundamental Change (as defined in the Indenture)) (the “Shares”) have been duly authorized and reserved by all necessary corporate action on the part of the Company and the Shares, if any, when issued upon due conversion of the Securities in accordance with the terms of such Securities and the Indenture would, if issued today, be validly issued, fully paid and nonassessable and free of preemptive rights arising under the Certificate of Incorporation or Bylaws or the DGCL.

8.                                The statements set forth in the General Disclosure Package and the Final Offering Memorandum under the caption “Description of Notes” insofar as such statements purport to constitute a summary of the terms of the Indenture and the Securities, fairly summarize such terms in all material respects.

A-1

9.                                The statements set forth in the General Disclosure Package and the Final Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to summarize the United States federal tax laws referred to therein or legal conclusions with respect thereto, are fair summaries in all material respects.

10.                         The statements set forth in the General Disclosure Package and Final Offering Memorandum under the caption “Description of Capital Stock,” insofar as such statements constitute summaries of legal matters or documents, fairly summarize the matters and documents referred to therein in all material respects.

11.                         The Company is not, and immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Offering Memorandum, will not be required to be registered as an “investment company,” as such term is defined in the Investment Company Act.

12.                         None of the issuance and sale of the Securities being delivered on the date hereof, the execution, delivery and performance by the Company of its obligations under the Operative Documents or the consummation of the transactions contemplated thereby will (i) violate the Certificate of Incorporation or Bylaws, (ii) conflict with, result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default by the Company under any Reviewed Agreement, (iii) result in a violation of any Reviewed Judgment, or (iv) contravene any applicable law.

13.                         No consent, approval, authorization, order, registration or qualification of or with any U.S. federal, New York, California or Delaware (solely with respect to the DGCL) governmental agency or body or court is required for the execution and delivery of the Purchase Agreement, the offer, sale or issuance by the Company of the Securities or the consummation by the Company of the transactions contemplated by the Purchase Agreement or the Indenture, except such as may be required under state securities or Blue Sky laws.

14.                         Assuming the accuracy of the Initial Purchaser’s representations contained in the Purchase Agreement and the accuracy of the Company’s representations contained in the Purchase Agreement, no registration of the Securities or the Shares is required under the Securities Act for the sale of the Securities by the Company to the Initial Purchaser pursuant to the Purchase Agreement and the Indenture or for the initial resale of the Securities by the Initial Purchaser in the manner contemplated by the Purchase Agreement, the General Disclosure Package and the Final Offering Memorandum, and it is not necessary to qualify the Indenture under the Trust Indenture Act (it being understood that, in each case, no opinion is expressed as to any subsequent resale of the Securities or the consequences thereof).

A-2

Exhibit B

FORM OF LOCK-UP TO BE DELIVERED PURSUANT TO SECTION 5(h)

November 1, 2017

Barclays Capital Inc.,

as Initial Purchaser

745 Seventh Avenue

New York, NY 10019

Re:          Proposed Offering by Cypress Semiconductor Corporation

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of Cypress Semiconductor Corporation, a Delaware corporation (the “Company”), understands that Barclays Capital Inc. (the “Initial Purchaser”) proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company providing for the offering of $130,000,000 aggregate principal amount of the Company’s Convertible Senior Notes due 2023 (the “Securities”).  In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Initial Purchaser to be named in the Purchase Agreement that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Purchase Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Initial Purchaser, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Initial Purchaser, provided that (1) in the case of subclauses (i), (ii), (iii), (iv) and (v) below, the Initial Purchaser receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) in the case of subclauses (i), (ii), (iii), (iv) and (v) below, any such transfer shall not involve a disposition for value, (3) in the case of subclauses (i), (ii), (iii), (iv) and (v) below, such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)                                     as a bona fide gift or gifts;

(ii)                                  if the undersigned is a corporation, partnership, limited liability company, or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (B) as a distribution of shares of Common Stock or any security convertible into or exercisable for Common Stock to limited partners, limited liability company members or stockholders of the undersigned;

(iii)                               to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iv)                              by will or intestacy;

(v)                                 if the undersigned is a trust, to its beneficiaries;

(vi)                              to the Company, as forfeitures to satisfy any income, employment or social tax withholding and remittance obligations of the undersigned or the employer of the undersigned in connection with the vesting of restricted stock units held by the undersigned and outstanding as of the date hereof or as of the date of the Purchase Agreement; provided, that any shares of Common Stock received shall be subject to the restrictions set forth herein; and provided further, if the undersigned is required to file a report under the Exchange Act, the undersigned shall include a statement in such report to the effect that the filing relates to the forfeiture of Common Stock for tax purposes;

(vii)                           if (A) the undersigned is an employee of the Company as of the date of transfer and (B) the Company does not elect to settle income tax withholding and remittance obligations of the undersigned (or the employer of the undersigned) in connection with the vesting of restricted stock units held by the undersigned by withholding shares of Common Stock as forfeitures pursuant to subclause (vi) above, then the undersigned may transfer up to that number of shares of the Common Stock underlying restricted stock units held by the undersigned that are vested and settled and necessary to satisfy income tax withholding and remittance obligations in connection with the vesting of restricted stock units outstanding as of the date hereof or as of the date of the Purchase Agreement (for avoidance of doubt, this right to transfer shares of Common Stock will apply on a particular date only with respect to Common Stock underlying restricted stock units held by the undersigned that are vested and settled on or before such date);

(viii)                        to the Company, in connection with the receipt of shares of Common Stock upon the “net” or “cashless” exercise of options to purchase shares of Common Stock for purposes of exercising such options, including the payment of taxes due as a result of such exercise, with respect to stock options outstanding as of the date hereof or as of the date of the Purchase Agreement; provided, that any shares of Common Stock received shall be subject to the restrictions set forth herein; and provided further, if the undersigned is required to file a report under the Exchange Act, the undersigned shall include a statement in such report to the effect that the filing relates to the exercise of options;

(ix)                              if for the payment of the exercise price for the exercise of options to purchase shares of Common Stock with respect to stock options outstanding as of the date hereof or as of the date of the Purchase Agreement, including the payment of taxes due as a result of such exercise; provided, if the undersigned is required to file a report under the Exchange Act, the undersigned shall include a statement in such report to the effect that the filing relates to the exercise of options and the sale of such shares to cover the payment of taxes in connection with such exercise;

(x)                                                                                 to the Company, in connection with the repurchase of shares of Common Stock issued pursuant to an employee benefit plan disclosed or incorporated by reference in the final Offering Memorandum relating to the Purchase Agreement or pursuant to the agreements pursuant to which such shares were issued; provided, that if the undersigned is required to file a report under the Exchange Act, the undersigned shall include a statement in such report to the effect that the filing relates to a repurchase by the Company pursuant to an employee benefit plan;

(xi)                                                                              pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a purchase of beneficial ownership of more than 50% of the total voting power of the capital stock of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities shall remain subject to the provisions of this lock-up agreement;

(xii)                                                                           by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

(xiii)                                                                        pursuant to a written plan of which you are aware to which the undersigned is a party meeting the requirements of Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) entered into prior to the date of this lock-up agreement relating to the sale of the Lock-Up Securities; or

(xiv)                                                                       sales of shares of Common Stock of no more than 250,000 shares in the aggregate by all persons who enter into a “lock-up” agreement with Initial Purchaser in connection with the offering of the Securities, provided that the undersigned and the Initial Purchaser have received written confirmation from the Company that, after giving effect to such sale, the aggregate number of shares sold pursuant to this exception will not exceed 250,000 shares.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

In addition, the undersigned may (i) enter into, modify or amend a 10b5-1 Plan after the date of this lock-up agreement relating to the sale of the Lock-Up Securities, if then permitted by the Company and in accordance with the Company’s internal policies, provided that the securities subject to such plan may not be sold until after the expiration of the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment, modification or amendment of such plan shall be required or voluntarily made by or on behalf of the undersigned, or (ii) terminate a 10b5-1 Plan to which the undersigned is a party entered into prior to the date of this lock-up agreement relating to the sale of the Lock-Up Securities, in accordance with the Company’s internal policies and the requirements of the

10b5-1 Plan, provided that no public announcement or filing under the Exchange Act regarding such termination shall be required of or voluntarily made by or on behalf of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Notwithstanding anything to the contrary contained herein, this lock-up agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) the Company advising the Initial Purchaser in writing prior to entry into the Purchase Agreement that it does not intend to proceed with the offering of the Securities, (ii) the Purchase Agreement (other than the provisions thereof which survive termination) terminates or is terminated prior to payment for and delivery of the Securities to be sold thereunder, or (iii) December 1, 2017, in the event that the Purchase Agreement has not been executed by such date.

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Very truly yours,

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